UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2012

SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2012, Swisher Hygiene Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1) since the Company’s Form 10-Q for the quarter ended June 30, 2012 (the “June 30, 2012 Form 10-Q”) will not be timely filed as a result of the Company’s continuing work on matters resulting from the previously disclosed audit committee investigation and procedures performed by the Company’s external auditors.

As previously reported, the Company received non-compliance letters from NASDAQ on April 11, 2012 and May 15, 2012 in connection with the Company’s not timely filing its Form 10-K for the year ended December 31, 2011 (the “Form 10-K”) and Form 10-Q for the quarter ended March 31, 2012 (the “March 31, 2012 Form 10-Q”), respectively. Pursuant to the August 15, 2012 letter from NASDAQ, the Company has until September 26, 2012 to file all delinquent filings, including the June 30, 2012 Form 10-Q, and is required to submit an update to its original plan to regain compliance with NASDAQ’s filing requirements for continued listing by August 30, 2012. The Company intends to submit an update to its original plan by August 30, 2012. During the process of regaining compliance with NASDAQ, the Company expects that its common stock will continue trading on NASDAQ under the symbol “SWSH.”

Also, the Company has been noted in default of its continuous disclosure obligations by the securities regulators in several provinces of Canada for certain failures stemming from the non-compliance described above, including the failure to timely file its annual financial statements for the year ended December 31, 2011 and related information, and for publicly acknowledging that certain of its previously filed financial statements may no longer be relied upon. In connection with these defaults, the Company previously applied to the Ontario Securities Commission, as its principal regulator in Canada, for a temporary order prohibiting its directors and officers from trading in the securities of the Company for as long as these defaults remain outstanding. If a management cease trade order is granted, it is not expected to affect the ability of persons who are not directors or officers of the Company to trade in the securities of the Company. In the absence of a management cease trade order, and in the event that the continuous disclosure defaults have not been remedied, the Canadian securities regulators may issue a general cease trade order against the Company.

Information Regarding Forward-Looking Statements

All statements other than statements of historical fact contained in this report constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this report, unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements in this report include those regarding: (a) the final results of the Audit Committee review, (b) potential adjustments to the Company’s financial statements, (c) the potential impact on any such adjustments on the Company’s previously reported results of operations, including its previously reported net loss, (d) the timing and results of the Company’s evaluation of its internal control over financial reporting relating to the potential adjustments, (e) the ability of the Company to regain compliance with NASDAQ listing standards, (f) the Company’s ability to maintain its listing and continue trading on NASDAQ and the TSX, and (g) the Company’s ability to obtain a management cease trade order from the Ontario Securities Commission. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of the Company contained in this report, which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein. All of these assumptions have been derived from information currently available to the Company including information obtained by the Company from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this report are qualified by the above cautionary statements and those made in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, both filed with the

Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on the Company’s SEDAR profile at www.sedar.com, and the Company’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on the Company’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this report is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, dated August 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2012	SWISHER HYGIENE INC.

	By:	/s/ Thomas Byrne
Thomas Byrne
Interim President and Chief Executive Officer

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